                                                                    Exhibit 99.1

[Z-TEL LOGO]

FOR IMMEDIATE RELEASE               Contact:     Sarah E. Bialk
                                                 Director of Investor Relations
                                                 ir@z-tel.com
                                                 (813) 233-4586

         Z-TEL ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2003

         Revenue Increases 17 Percent over Q2 2003, Driven By Growth in
                    Business Services and Wholesale Segments

         TAMPA, Fla. (November 6, 2003) - Z-Tel Technologies, Inc. (Nasdaq/SC:
ZTEL), parent company for Z-Tel Communications, Inc., a leading provider of local, long distance and enhanced telecommunications services, today announced its financial results for the third quarter of 2003. For the three-month period ended September 30, 2003, the company reported revenues of $81.5 million, an increase of 17 percent over $69.9 million reported in the second quarter of 2003 and an increase of 39 percent over $58.7 million reported in the third quarter of 2002. Revenue for the quarter included $3.7 million of additional deferred revenue recognized as a result of the termination of the company's wholesale contract with MCI. Net loss was $2.6 million, compared to a net loss of $6.0 million for the second quarter of 2003 and compared to a net loss of $5.0 million for the third quarter of 2002. Net loss attributable to common stockholders was $6.9 million, or $0.19 per share, versus a net loss of $10.7 million, or $0.30 per share, for the second quarter of 2003 and compared to a net loss of $9.0 million, or $0.26 per share, for the third quarter of 2002. The company reported EBITDA (earnings before interest, taxes, depreciation and amortization) of $3.7 million, compared to $0.3 million for the second quarter of 2003 and compared to $1.3 million for the third quarter of 2002. A full reconciliation of EBITDA to net loss is set forth in the financial table below.

         Gregg Smith, president and chief executive officer, said, "We are encouraged by our third quarter results, particularly our revenue generation that resulted from our decision to focus more of our resources on our business services and wholesale segments, as well as the advancement of our relationship with Sprint. Sprint has already announced it had over 200,000 UNE-P lines in service at the end of the third quarter, for which we are the backbone provider, and it anticipates that it will hit its target of 300,000 lines by year-end. And, our Sprint relationship is expanding into other areas, including Sprint's small business local service applications.
The outlook for our relationship in 2004 is quite promising."

         Mr. Smith continued, "In addition, our business services have strong appeal to multi-location companies, such as Darden Restaurants, Compass Group, Innovation Luggage and Benchmark Medical, as our nationwide service area footprint allows us to serve all their locations, regardless of the number or where they are. Given these strong names that already rely


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ZTEL Q3 03 Earnings
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November 6, 2003

on our services and the number of additional prospects currently in the pipeline, we expect business lines to increase by 5,000 or more each month, and, depending upon any additional major contracts we secure, that estimate could move higher."

         Trey Davis, chief financial officer, commented, "Z-Tel is increasingly becoming a telecommunications management company rather than a pure residential telephony company, and we expect this transition to allow for strong earnings expansion in coming quarters. Furthermore, the growth we expect in our business services and wholesale segments over the next two to three quarters should leverage our operating cost structure. Between wholesale services and business and consumer UNE-P services, we expect to have over one million lines under management by mid-2004, compared with approximately 460,000 at the end of the third quarter. The added contribution generated from this type of incremental growth would have a very significant impact on our overall profitability, given the existing cost structure of our business."

         Mr. Smith added, "In the consumer space, we are carefully selecting opportunities to expand and are focusing on channels that emphasize the unique benefits our products offer. We've significantly enhanced our product line to include 800-based services, stand-alone long distance services, and additional plans for Z-LineHOME(R), our flagship UNE-P-based service. Today, all of our consumer services are powered by Personal Voice Assistant(TM) (PVA), our voice-activated, integrated communications service. PVA has powerful voice-activated capabilities, such as dialing, conference calling and messaging. It also keeps track of details like addresses, phone numbers and group orientation, making it easier for people to connect to each other. In fact, prominent US retailers recently named PVA `Best New Technology' at the Fall 2003 RetailVision event."

         Z-Tel has launched a program to begin marketing PVA as a stand-alone service in its own packaging in major retail electronics and wireless stores. The company expects PVA to be on shelves by the end of this year. The company also recently launched a new fully electronic, Web-based independent sales contractor program called Z-TelSmart(TM) that has already attracted hundreds of participants. Both of these channels are expected to contribute significantly to renewed consumer line growth in 2004. Consumer line count stood at approximately 230,000 at the end of the third quarter of 2003.

         Mr. Smith concluded, "Telecom remains a challenging business, but our intellectual property and scalable platforms offer us a unique way to participate in its ongoing evolution. Combined with our other assets, which include a nationwide footprint, nominal amount of term debt, attractive subscriber economics and a unique service set, we're in a strong position to realize significant gains in 2004 and beyond."

FULL YEAR 2003 GUIDANCE

         The company is offering the following guidance for the remainder of 2003. These forecasts are subject to risks and events that could cause actual results to differ materially from expectations. Z-Tel Financial Guidance:


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ZTEL Q3 03 Earnings
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November 6, 2003

Z-Tel Financial Guidance:

                                                      Full Year 2003
                                                     ----------------
         Revenue                                     $300 million
         EBITDA                                      $9 - $10 million
         Ending Cash Balance                         $12 million

         Consistent with Regulation G, recently adopted by the SEC, the following table provides a reconciliation of EBITDA to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is commonly used as an analytical indicator within the telecommunications industry. EBITDA is not a measure of financial performance under GAAP, and the items excluded from EBITDA are significant components in understanding and assessing financial performance.

                                                                   FOR THE THREE MONTHS ENDED
                                                       ----------------------------------------------------
                                                       SEPTEMBER 30,          JUNE 30,        SEPTEMBER 30,
                                                           2003                 2003               2002
                                                       -------------          ---------       -------------
         Net loss                                       $  (2,553)            $ (6,008)         $ (4,962)
         Interest Income                                     (545)                (403)             (887)
         Interest Expense                                     955                  660             1,010
         Depreciation and amortization                      5,837                6,002             6,169
                                                        ---------             --------          --------
         EBITDA                                         $   3,694             $    251          $  1,330
                                                        ---------             --------          --------

ABOUT Z-TEL

Founded in 1998, Z-Tel offers consumers and businesses nationwide traditional and enhanced telecommunications services. Z-Tel's enhanced services, such as Internet-accessible and voice-activated calling and messaging features, are designed to meet customers' communications needs intelligently and intuitively. Z-Tel also makes its services available on a wholesale basis to other communications and utility companies, including Sprint. For more information about Z-Tel and its innovative services, please visit www.ztel.com.

This press release contains forward-looking statements. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Accordingly, we caution you that anticipated growth from our relationship with Sprint may not occur, because of competition and other factors our


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ZTEL Q3 03 Earnings
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November 6, 2003

business services may not continue to have strong appeal to multi-location companies, prospective customers may not become actual customers, our estimate of increasing business lines may not be achieved, anticipated strong earning expansion in the coming quarters may not occur, our expectation of over 1,000,000 lines under management may not be achieved, our retail marketing strategy may not be successful and that retail marketing strategy in combination with our Z-TelSmart program may not lead to renewed line growth in our consumer segment. We do not undertake any obligation to publicly update any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties about us, including risk factors that are described in detail in Z-Tel's 2002 Annual Report on Form 10-K filed on March 31, 2003; and in Z-Tel's other filings with the Securities and Exchange Commission.


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ZTEL Q3 03 Earnings
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November 6, 2003

                   Z-TEL TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except share and per share data)
                                  (Unaudited)

                                                              THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                         SEPTEMBER 30,
                                                         ------------------------------        ------------------------------
                                                             2003              2002                2003               2002
                                                         -----------        -----------        -----------        -----------
Revenues                                                 $    81,454        $    58,715        $   211,605        $   178,208
                                                         -----------        -----------        -----------        -----------
Operating expenses:
 Network operations                                           38,476             23,799             95,504             69,863
 Sales and marketing                                           3,589              2,211             14,700              8,166
 General and administrative                                   35,621             31,663             94,471             93,382
 Asset impairment charge                                          --                 --                 --              1,129
 Wholesale development costs                                      --                 --                 --              1,018
 Restructuring charge                                             --                 --                 --              1,861
 Depreciation and amortization                                 5,837              6,169             17,866             17,751
                                                         -----------        -----------        -----------        -----------

  Total operating expenses                                    83,523             63,842            222,541            193,170
                                                         -----------        -----------        -----------        -----------

  Operating income (loss)                                     (2,069)            (5,127)           (10,936)           (14,962)
                                                         -----------        -----------        -----------        -----------

Nonoperating income (expense):
 Interest and other income                                       494              1,179              1,658              2,663
 Interest and other expense                                     (978)            (1,014)            (2,388)            (3,011)
                                                         -----------        -----------        -----------        -----------

  Total nonoperating expense                                    (484)               165               (730)              (348)
                                                         -----------        -----------        -----------        -----------

  Net income (loss)                                           (2,553)            (4,962)           (11,666)           (15,310)

  Less mandatorily redeemable convertible
   preferred stock dividends and accretion                    (4,265)            (3,969)           (13,169)           (11,761)
  Less deemed dividend related to beneficial
   conversion feature                                            (46)               (47)              (138)              (139)
                                                         -----------        -----------        -----------        -----------

  Net loss attributable to common stockholders           $    (6,864)       $    (8,978)       $   (24,973)       $   (27,210)
                                                         ===========        ===========        ===========        ===========

Weighted average common shares outstanding                35,495,862         35,191,836         35,340,089         34,861,229
                                                         ===========        ===========        ===========        ===========

Basic and diluted net loss per share                     $     (0.19)       $     (0.26)       $     (0.71)       $     (0.78)
                                                         -----------        -----------        -----------        -----------


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ZTEL Q3 03 Earnings
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November 6, 2003

                   Z-TEL TECHNOLOGIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)
                                  (Unaudited)

                                                                                      SEPTEMBER 30,         DECEMBER 31,
                                                                                          2003                 2002
                                                                                      -------------         ------------
ASSETS
Current assets:
 Cash and cash equivalents                                                             $   14,544           $   16,037
 Accounts receivable, net of allowance for doubtful
  accounts of $16,765 and $17,401                                                          25,183               26,749
 Prepaid expenses and other current assets                                                  5,071                5,741
                                                                                       ----------           ----------
   Total current assets                                                                    44,798               48,527

Property and equipment, net                                                                40,769               48,320
Intangible assets, net                                                                      2,744                4,116
Other assets                                                                                4,940                5,748
                                                                                       ----------           ----------
   Total assets                                                                        $   93,251           $  106,711
                                                                                       ==========           ==========

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
  STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable and accrued liabilities                                              $   53,682           $   51,771
 Deferred revenue                                                                          14,710               10,172
 Current portion of long-term debt
  and capital lease obligations                                                             6,553                5,964
                                                                                       ----------           ----------
     Total current liabilities                                                             74,945               67,907

Long- term deferred revenue                                                                   481                6,277
Long-term debt and capital lease obligations                                                  562                4,180
                                                                                       ----------           ----------

Total liabilities                                                                          75,988               78,364
                                                                                       ----------           ----------

Mandatorily redeemable convertible preferred stock, $.01 par value;
 50,000,000 shares authorized; 8,855,089 issued; 8,738,422 and
 8,855,089 outstanding (aggregate liquidation value of $153,980
 and $145,503)                                                                            138,559              127,631
                                                                                       ----------           ----------

Commitments and contingencies (Note 8)

Stockholders' deficit:
 Common stock, $.01 par value; 150,000,000
  shares authorized; 35,837,412 and 35,609,803 shares issued;
  35,495,862 and 35,268,253 outstanding                                                       358                  356
 Notes receivable from stockholders                                                        (1,121)              (1,589)
 Additional paid-in capital                                                               194,274              205,090
 Accumulated deficit                                                                     (314,419)            (302,753)
 Treasury stock, 341,550 shares at cost                                                      (388)                (388)
                                                                                       ----------           ----------

  Total stockholders' deficit                                                            (121,296)             (99,284)
                                                                                       ----------           ----------

    Total liabilities, mandatorily redeemable convertible preferred
     stock and stockholders' deficit                                                   $   93,251           $  106,711
                                                                                       ==========           ==========


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